UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 30, 2008

(Date of earliest event reported)

TELKONET, INC.

  (Exact Name of Registrant as Specified in Its Charter)

Utah

  (State or Other Jurisdiction of Incorporation)

000-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices)

(240)-912-1800
(Registrant's Telephone Number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2008, Telkonet, Inc. (the “Company”) entered into a Securities Purchase Agreement with YA Global Investments, L.P. (the “Buyer”) pursuant to which the Company agreed to issue and sell to the Buyer up to $3,500,000 of secured convertible debentures (the “Debentures”) and warrants to purchase (the “Warrants”) up to 2,500,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).  The sale of the Debentures and Warrants will be effectuated in three separate closings, the first of which occurred on May 30, 2008, and the remainder of which shall occur after the satisfaction of certain conditions, including, but not limited to, the approval by the Company’s stockholders of an amendment to the Company’s certificate of incorporation authorizing additional shares of Common Stock for issuance.  At the May 30, 2008 closing, the Company sold Debentures having an aggregate principal value of $1,500,000 and Warrants to purchase 2,100,000 shares of Common Stock.

The Debentures accrue interest at a rate of 13% per annum and mature on May 29, 2011.  The Debentures may be redeemed at any time, in whole or in part, by the Company upon payment by the Company of a redemption premium equal to 15% of the principal amount of Debentures being redeemed, provided that an Equity Conditions Failure (as defined in the Debentures) is not occurring at the time of such redemption.  The Buyer may also convert all or a portion of the Debentures at any time at a price equal to the lesser of (i) $0.58, or (ii) ninety percent (90%) of the lowest volume weighted average price of the Company’s Common Stock during the ten (10) trading days immediately preceding the conversion date.  The Warrants expire five years from the date of issuance and entitle the Buyers to purchase shares of the Company’s Common Stock at a price per share of $0.61.   The Debentures are secured by substantially all of Telkonet’s assets pursuant to Security Agreement, a copy of which is attached hereto as Exhibit 10.3.  Telkonet has also agreed to register the shares of Common Stock underlying each of the Debentures and Warrants pursuant to a Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2.

The securities issued in his transaction are being sold pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated thereunder on the basis that the Buyer is an "accredited investor" as such term is defined in Rule 501 of Regulation D.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

4.1	Form of Convertible Debenture
4.2	Form of Common Stock Purchase Warrant
10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
10.3	Security Agreement
99.1	Press Release dated June 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: June 4, 2008
By: /s/ Richard J. Leimbach
Richard J. Leimbach
Chief Financial Officer